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                                                                   Exhibit 10.21

                   LICENSE AGREEMENT OF INTELLECTUAL PROPERTY

         THIS LICENSE AGREEMENT OF INTELLECTUAL PROPERTY (the "Agreement") on the date as appears on the Signature Page of this Agreement is for the License of Intellectual Property, by and between

THE PARTIES:

         VMM, LLC a Limited Liability Company organized and existing under the laws of the State of North Carolina; and

         QT 5, INC., a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as the "LICENSEE").

                                    PREMISES:

         WHEREAS, LICENSOR has developed and is the proprietary owner of certain rights, titles and interest in and to technology and information which it owns, or lawfully possesses for itself or holds valid licenses from others, which it considers highly proprietary (the "CONFIDENTIAL INFORMATION") regarding certain technology, and has developed and is the proprietary owner of certain patented process along with certain rights, titles and interests in and to the technology and information which it owns, or lawfully possesses. The list of Patents LICENSOR owns is attached as Exhibit A. the Patent Pending List is attached as Exhibit B, the FDA 510K Numbers are attached as Exhibit C and the Approved Platform Products is attached as Exhibit D.

         WHEREAS, LICENSOR has obtained from the U.S. Food and Drug Administration (FDA), under the Trade Name and Devise Name B "DrugStop" FDA No. K991465 - Regulatory Class II approval for over-the-counter (OTC) sales to the general public, together with certain other tests trade named "Target System" This License includes all application of the Target System presently utilized or which may be developed in the future by either Party to this Agreement.

         WHEREAS, LICENSOR'S rights include the right to utilize the patent process in it's manufacturing of a home drug-screening test. LICENSOR provides, if necessary, a confirmation service at an additional cost to the customer. The FDA approved the device that is a preliminary screen to detect and identify the presence of drugs within the body using a urine sample. The device is designed to detect the presence of COC (Cocaine, Crack), THC (Marijuana, Pot, Cannabis), MOR (Opiates, Heroin, Morphine), AMP (Amphetamine, Speed, Metamphetamine), PCP (Angel Dust).

         WHEREAS, LICENSEE is a marketing company that has the capability to Brand Develop, Manage and provide sales Strategy for all aspects of a full marketing program to sell and distribute all of LICENSOR'S Intellectual Properties as set forth in Exhibits A, B, C and D under LICENSEE'S own Brand Names and under its trademark "Quick Test 5" or any other Brand Names designated by LICENSEE.



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         WHEREAS,  LICENSEE desires to obtain the exclusive rights from LICENSOR to sell and distribute all Products under its own brand name or names including all existing Brand names of LICENSOR.

         WHEREAS, it is the intent of the LICENSEE to file with the FDA for clearance to market and sell all the Products under its own Brand Name or Names. LICENSOR herein agrees to assist, provide documentation, and join in any and all applications for approval required by the FDA.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and intending to be legally bound, LICENSOR and LICENSEE hereby agree as follows:

                                   DEFINITIONS

         1.1 Definitions. Whenever used in this Agreement, the Recital above, or any Exhibit or Schedule hereto, unless otherwise required by the subject matter or the context, the following terms shall have the meanings respectively ascribed to them:

                  (a) "Affiliate," means, in respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such first Person.

                  (b) "Ancillary Agreements: None at the present time.

                  (c) "Best knowledge" means, in respect of a Person, that nothing has come to the attention of that Person that gives such Person actual knowledge of the existence or absence of any material information or fact bearing on the matter.

                  (d) "Claim" means a written notice asserting a breach of a representation, warranty or covenant specified in the Agreement which shall reasonably set forth, in light of the information then known to the party giving such notice, a description of and an estimate (if then reasonable to make) of the amount involved in such breach or for a claim for injunctive relief.

                  (e) "Confidential Information" means any confidential or secret information or data, whether or not reduced to writing, pertaining to the license product, including scientific or technical knowledge, expertise, skill, practice, proprietary rights, copyrights, patented or un-patented inventions, formulas, trade secrets, manufacturing techniques and procedures, analytical methodology, processes, and data and shall include any and all technology, pending and existing intellectual property matters, including patenting, and copyrighting of LICENSOR'S product lines, technologies and inventions, and future plans and operations done in support of such future plans and operations.



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         Provided  however,  that in respect of the  obligations of either party hereunder, the term "Confidential Information" shall not include any information that (i) is now or subsequently enters the public domain through means other than direct or indirect disclosure by a party in violation of the terms of this Agreement or (ii) is lawfully communicated to a party by a third party, free of any confidentiality obligation, subsequent to the date hereof.

                  "Completion Date" means the date upon which QT 5, Inc. shall have received written notice to the effect that the FDA has issued to QT 5, Inc. a Regulatory Clearance in the Field of Activity

                  "Competing Person" means any Person a substantial majority of whose business is in the same or similar business of LICENSEE and who is a direct competitor of LICENSEE or any of its Affiliates that is an Affiliate of such Person

                  "Control" means (i) when used in respect of any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise, and (ii) when used in respect of any security, the possession, directly or indirectly, of the power to vote, or to direct the voting of, such security or the power to dispose of, or to direct the disposition of, such security.

                  "Controlling Person" means, in respect of any business organization or other legal entity, a Person having control of such business, organization or entity, and any second Person having Control of such first Person, and so on in an ascending order up to and including the last Person having Control of the next preceding Person who is not subject to the Control of any other Person.

                  "Enhancements" means any change, correction, modification, improvement, enhancement, addition or revision to the Licensed Products.

                  "FDA Clearance" means an application to the FDA for the sale or other distribution of FDA 510k small device for professional use and/or OTC for the Patent Target System process for the HIV I & II immuno assay HIV Phase III, as well as all other FDA Clearances obtained by either LICENSOR or LICENSEE pursuant to this Agreement.

                  "Governmental Authority" means any governmental body, agency or official of any county or political subdivision of any country..

                  "Indemnified Party" means the Person who is entitled to indemnification for, and to be held harmless in respect of, a claim, cause of action or any other proceedings, as provided under the terms and subject to the conditions of this Agreement.

                  "Indemnifying Party" means the party hereto that is obligated to indemnify and to hold harmless another Person in respect of a claim, cause of action or any other proceeding, as provided under the terms and subject to the conditions of this Agreement.

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                  "Intellectual  Property" means all intellectual and industrial property and includes (i) inventions and patents for inventions, including re-issue thereof and continuation and continuations in part, (ii) computer programs, (iii) copyrights, (iv) designs and industrial designs, (v) trade marks, and any word, symbol, icon, logo or other indicia or origin adopted or used in connection with the license or service and (vi) trade secrets and confidential information described in (d) above.

                  "Intellectual Property Rights" means all intellectual and industrial property and other proprietary rights in respect of Intellectual Property, and includes all right to Intellectual Property.

                   "Know-How" means "The Confidential Information" and proprietary information, including any patents, formula, pattern, compilation, method, invention, technique or process, used in the creation of the Licensed Product.

                  "Person" means a human being, partnership, association, joint venture, corporation, legal representative, trustee, trustee in bankruptcy, receiver or any other legal entity whatsoever.

                   "Licensed   Product"   means   those   certain   patents  and
proprietary rights of LICENSOR as described in Exhibits A, B, C and D.

                   "LICENSOR"  means  VMM  LLC,  a  Limited   Liability  Company
organized and existing under the laws of the State of North Carolina.

                   "LICENSEE " means QT 5, Inc. a corporation organized and existing under the laws of the State of Delaware.

                   "Regulatory Clearance" means (a) (i) in the case of a product, a clearance by the FDA and (ii) in the case of product clearance by the FDA for the sale or other disposition of the patent target system for its specific and intended use; or (b) in the event of any change in the regulatory process, a clearance similar to the foregoing for the sale and distribution of said product.
                   "Third Party Claim" means, in respect of the obligations of an Indemnifying Party hereunder, a claim asserted against, imposed upon or incurred by the Indemnified Party by any third party.

                   "Term" means the term of this Agreement as set forth in paragraph 2.2 (a) Term.

                  "Effective Date" means the commencement of the Term of this Agreement as set forth in paragraph 2.2 (b) below.

                  "Right of First Refusal" means the right given to LICENSEE of first refusal as set forth in paragraph 2.2 (c).



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                   Additional  Terms. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" and shall be deemed to be followed by the phrase "without limitation." All references to "party" and "parties" shall be deemed references to the parties to this Agreement and to a party's successor in title unless the context shall otherwise require. All references to Sections and Paragraphs shall be deemed references to Sections and Paragraphs of this Agreement, unless the context shall otherwise require. All references herein to Schedules and Exhibits shall be deemed to be references to the Schedule(s) and Exhibit(s) attached to this Agreement. The terms "this Agreement", "hereof", "hereunder", and similar expressions refer to this Agreement as a whole and not to any particular Article or Section or other portion hereof and include any agreement supplemental hereto. The conjunction "or" shall be understood in its inclusive sense (and/or).

                   Headings . The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

                                    ARTICLE 2

2.1      Granting of License.

         Subject to the terms and conditions of this Agreement, LICENSOR hereby grants LICENSEE a right to utilize, sell, or resell all LICENSOR Products as specified in EXHIBITS A, B, C and D hereof under the LICENSEE'S own Trade Names, Brand Names and Trademark Worldwide. All products Licensed herein that are specifically designated for the general public consumption (over the counter) are warranted by LICENSOR to meet any and all government requirements and clearances for sale in the over-the-counter market.

2.2      Term

         2.2 (a) The Term of this Agreement shall be for one (1) year commencing as of the Effective Date (defined below). This Agreement shall be extended for four (4) additional Terms of one (1) each on condition that LICENSEE performs its sales projections after the Effective Date. The Sales Projections are attached to this Agreement as Exhibit "E" and incorporated herein by reference. All of the provisions of this Agreement shall continue in full force and effect during the extension period and any subsequent extension periods.

This Agreement shall be automatically extended for an additional five (5) years period so long as neither party causes a termination of this Agreement pursuant to the terms hereof.

Both Parties recognize that those certain Products that LICENSEE intends to first market and sell are presently not being manufactured nor has the required governmental authority cleared them. LICENSOR shall have the duty of providing a manufacturer for the Products listed in the Exhibits and shall have the duty to obtain all necessary and required regulatory clearances for the Products. LICENSEE agrees to collaborate with LICENSOR in obtaining said clearances.



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         2.2  (b)  Effective  Date:  The  Term of this  Agreement  shall  become effective four (4) months after (a) all regulatory clearances required shall have been obtained for those Products to be manufactured listed in Exhibit A and shall remain in full force and effect and all statutory waiting periods in respect of the same shall have expired and no such clearances shall contain any conditions, restrictions or requirements which LICENSEE reasonably determines would either before or after the Effective Time have a Material Adverse Effect on LICESSE in marketing the Products contemplated by this Agreement, taken as a whole and (b) LICENSOR has obtained a manufacturer to manufacturer said Products consistent with the Pricing of the Product as set forth in Sales Projections attached as Exhibit "E".

         2.2. (c) Right of First Refusal: LICENSOR herein shall have the right to sell, assign and transfer its Patent rights to any of the Patents listed in this Agreement. In the event that LICENSOR receives an offer to purchase said Patent rights and decides to sell said rights, LICENOR shall first offer the right to purchase to LICENSEE for the price and the terms of the intended sale. LICENSEE shall have thirty (30) days from the date that LICENSOR delivers to LICENSEE a copy of the offer in which to accept or reject. Failure by LICENSEE to notify LICENSOR shall be construed as a refusal of LICENSEE to exercise its right of first refusal and LICENSOR shall have the right to sell said Patents.

                  2.3      Private Label Reseller

         LICENSOR acknowledges that it is a PRIVATE LABEL RESELLER (PLR) and that LICENSEE shall purchase the products under this Agreement for resale in the over the counter (retail) market together with any and all direct or indirect markets that LICENSEE shall develop as part of its marketing program. The LICENSEE shall have the following rights:

                  (a) The right to utilize as a private label any and all label approved by the FDA for LICENSOR with LICENSEE'S name, logo or any other label thereafter selected by LICENSEE and approved by the FDA. In that connection, LICENSOR shall provide LICENSEE with copies of all documents provided to the FDA in which it obtained approval for any of the Licensed Products and join with LICENSEE, if necessary, in any application for said approval for LICENSEE'S label approval.

                  (b) Re-market to unaffiliated third party users in the regular course of business, and/or;

                  (c) LICENSEE may include LICENSOR product(s) as part of an integrated set of products sold direct (retail outlets) or through third parties as a comprehensive product service or consumer solution.

         2.4      Use of Trademark

         LICENSOR hereby grants LICENSEE the right to use and display LICENSEE'S trademarks, service marks, and trademarks and trade names that are applicable to LICENSOR Product(s) under this private labeling agreement. LICENSEE will not use any of LICENSOR'S Marks as part of its corporate, trade or other business name.




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                                    ARTICLE 3

                  3.1      Products

         LICENSOR'S Licensed Products are specified in EXHIBITS A, B, C, and D attached hereof.

                                    ARTICLE 5
                 REPRESENTATIONS AND WARRANTIES OF THE LICENSOR

         To induce the LICENSEE to acquire the License rights, the LICENSOR hereby makes the following representations and warranties:

         5.1 Organization. Standing and Qualifications. The LICENSOR, VMM, LLC is a Limited Liability company, duly organized, validly existing and in good standing under the laws of the State of North Carolina. The LICENSOR has full power and authority to carry on its business as it is now being conducted and to own the property and assets it now owns. The Individual LICENSORS have full rights to enter into this Agreement.

         5.2 Authorization. The LICENSOR that is a LLC has full power and authority to execute and deliver this Agreement to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action required by law, the LICENSOR'S Articles or otherwise to be taken by the LICENSOR to authorize the execution and delivery of this Agreement and the agreements specified herein or the consummation of the transactions contemplated hereby and thereby.

         5.3 Binding Agreements. This Agreement constitutes the legal, valid and binding obligations of the LICENSOR, enforceable in accordance with its terms.

         5.4 No Violation. Neither the execution and delivery by the LICENSOR of this Agreement nor the consummation by the LICENSOR of the transactions contemplated hereby will (a) violate any provision of the Articles of VMM, LLC;
(b) conflict with or violate any statute, law, regulation, rule, order, judgment or decree of any court or Governmental Authority binding upon or applicable to the LICENSOR. The LICENSOR is not a party to, nor is it bound by, and the LICENSOR Product Line are not subject to, any agreement or commitment that prohibits the execution and delivery by the LICENSEE of this Agreement or the consummation of the transactions contemplated hereby.

         5.5 Litigation. No action, suit, inquiry, audit, or to the Best Knowledge of the LICENSOR no proceeding or investigation, by or before any court or governmental or other regulatory or administrative agency or commission is currently pending or, to the Best Knowledge of the LICENSOR threatened, against, involving or arising in connection with the LICENSOR'S Product Line or that questions or challenges the validity of this Agreement or any action taken or to be taken by the LICENSOR pursuant to this Agreement.



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         5.6 Right to License LICENSOR'S Product Line. LICENSOR has the right to license the intellectual property as described in Exhibits A, B, C, and D and the right to manufacture Products utilizing said intellectual property rights and patents.

         5.7 Intellectual Property Rights.

                  To the Best Knowledge of the LICENSOR, the License rights and the use thereof will not infringe upon or violate any Patent and Intellectual Property Right of any Third Person. Further, LICENSOR herein agrees that it shall renew any and all patents required to insure the rights of both LICENSOR and LICENSEE under this Agreement.

                                    ARTICLE 6

                 REPRESENTATIONS AND WARRANTIES OF THE LICENSEE

To induce the LICENSOR to enter into this License Agreement with the LICENSEE, the LICENSEE hereby represents and warrants to the LICENSOR as follows:

         6.1 Corporate Organization and Good Standing. The LICENSEE is a Company, duly organized, validly existing and in good standing under the laws of the State of Delaware.

         6.2 Authorization. The LICENSEE has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action required by law, the LICENSEE'S Articles of Incorporation, or otherwise to be taken by the LICENSEE to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         6.3 Binding Agreements. This Agreement constitutes the legal, valid and binding agreements of the LICENSEE enforceable in accordance with its terms.

         6.4 No Violation. Neither the execution and delivery by the LICENSEE of this Agreement nor the consummation by the LICENSEE of the transactions contemplated hereby, will (a) violate any provisions of the Articles of Incorporation of the LICENSEE; (b) conflict with or violate any statute, law, regulation, rule, order, judgment or decree of any court or Governmental Authority binding upon or applicable to the LICENSEE or by which the property or assets of the LICENSEE are bound or affected.

         6.5 Litigation. No action, suit, inquiry, audit, or to the Best Knowledge of the LICENSEE no proceeding or investigation, by or before any court or governmental or other regulatory or administrative agency or commission is currently pending or, to the Best Knowledge of the LICENSEE threatened, against, involving or arising in connection with the LICENSEE entering into this Agreement or that questions or challenges the validity of this Agreement or any action taken or to be taken by the LICENSEE pursuant to this Agreement.



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                                    ARTICLE 7
                            COVENANTS OF THE PARTIES

         7.1 Cooperation.

                   (a) Each party shall cooperate reasonably with the other in preparing and filing all notices, applications, reports and other instruments and documents which are required by any statute, rule, regulation or order of any Governmental Authority in connection with the transactions contemplated by this Agreement, including the Private Label of the licensed Product with the FDA.

                  (b) LICENSEE agrees not to use or exploit LICENSOR'S Product Line in a manner that can be reasonably foreseen to bring it into disrepute or materially diminish the value of exploiting such Product Line in connection with the marketing, promotion, distribution, sale, licensing or use of the Products.


                                    ARTICLE 8

                            CONFIDENTIAL INFORMATION

         8.1 Confidentiality of Intellectual Property of LICENSOR and Customer Proprietary Marketing Data of LICENSEE

         It is expressly understood and agreed that all intellectual property and data furnished to LICENSEE by LICENSOR or any information or data regarding customers or data provided by LICENSEE to LICENSOR and such data as may be provided by one to the other regarding and including that required for the proper marketing, sale or re-sale of its products, all of which constitutes a valuable intellectual proprietary property and trade secret(s) of LICENSOR or LICENSEE, as the respective party providing such data has divulged. Providing such material, under any circumstances, shall not constitute a grant of any right of reproduction, manufacturing, distributing, resale, re-licensing (except as later set forth) or ownership in any manner whatsoever. Both LICENSEE and LICENSOR agree that:

         (a) To observe complete confidentiality with regard to all aspects of such data including, without limitation, agreeing not to disclose or otherwise permit any other person or entity access to, in any manner, any such data in any form whatsoever. Such disclosure or access shall only be permitted to an employee of LICENSOR or LICENSEE as the case might be of the Marketing Plans, Business Relationships, Automated Customer Service (CRM) Systems and any other proprietary business or client information as permitted and on the terms and conditions defined in this License Agreement;

         (b) To ensure that both LICENSOR and LICENSEE and their respective employees, agents, representatives, independent contractors, customers, sub contractors or sub LICENSEE'S and business invitee's and guests are advised of the confidential nature of such data and to insure by agreement or otherwise that they are prohibited from copying or revealing, for any purpose whatsoever, the contents of the data;



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         (c) LICENSEE  shall not alter or remove any  copyright  or  proprietary rights notice of identification, which indicates LICENSOR'S ownership of the Product. LICENSOR shall not alter or remove any proprietary rights, notice of identification, which indicates LICENSEE'S confidential data, including customer data:

         (d) Each respective party agrees to notify the other promptly and in writing of the circumstances surrounding any possession, use or knowledge of any such data of which either LICENSOR or LICENSEE has knowledge by any person or entity other than those authorized;

         (e) Each respective party agrees to take any and all actions reasonably necessary or desirable to ensure continued confidentiality and protection of all such data and to prevent access to such data by any person or entity not authorized by this section.

         Should this Agreement terminate for any reason (including without limitation, breach by LICENSEE of any of its obligations hereunder), the confidentiality provisions of this Agreement shall survive the termination of this Agreement and shall continue to be binding upon both LICENSOR and LICENSEE.

                                    ARTICLE 9
                       PROTECTION OF THE LICENSOR'S RIGHTS

         9.1 Notice of Infringement or Unauthorized Use. LICENSEE shall promptly inform LICENSOR in writing of any act of infringement, unauthorized use, piracy or misappropriation of, or breach of any confidentiality agreement pertaining to, or in any way affecting, the Licensed Property, or any Enhancements thereto, that are discovered by LICENSEE or are otherwise brought to its attention. Each party shall promptly inform the other party in writing of any notice of claim or action, or any threatened claim or action, against either party by any third Person arising out of in any way related to the Licensed Product.

         9.2      Institution. Prosecution and Defense of Claims.
                  ----------------------------------------------

                  (a) (i) Promptly following the delivery to the LICENSOR of notice from the LICENSEE of any act of any infringement, unauthorized use, piracy or misappropriation of, or breach of any confidentiality agreement or affecting the Licensed Property, or, in the case where such infringement, unauthorized use, piracy misappropriation or breach is discovered by the LICENSEE or is otherwise brought to its attention and the LICENSEE provides to the LICENSOR written notice thereof, then promptly following the delivery of such notice to the LICENSOR, the LICENSOR shall take such steps as shall be necessary in order to protect the LICENSEE and the LICENSOR'S rights with respect to the said Licensed Property, respectively, including, but not limited to, instituting or authorizing others to institute any claim, suit or proceeding at law or in equity arising out of or related to the infringement, unauthorized use, piracy or misappropriation of, or breach of any confidentiality agreement pertaining to, or in any way affecting the Licensed Property.

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                  (ii) The institution,  prosecution, maintenance and control of any claim, suit or proceeding at law or in equity arising out of or related to, or in any way affecting the Licensed Property shall be subject to the direction and control of the LICENSOR, at its sole cost and expense, and any and all sums that may be received, obtained, collected or recovered in any such claim, suit or proceeding, whether by decree, judgment, settlement or otherwise, shall be the sole and exclusive property of the LICENSOR.

         (b) If requested by LICENSOR, LICENSEE shall join the LICENSOR as, a party complainant in any such claim, suit or proceeding.

         (c) LICENSOR shall defend, at its own expense, any claim that a Third-Party shall institute effecting the Licensed Product granted to the LICENSEE herein. LICENSEE shall cooperate fully in the defense of any such claim, suit or proceeding against any party by a third Person, brought in connection with, arising out of or related to the Licensed Property, and each party shall execute such documents and take such actions as may be reasonably requested by the other party and consistent with the rights and obligations of the parties hereunder.

         (d) LICENSOR shall indemnify LICENSEE for any costs, damages, or other expenses suffered by LICENSEE in connection with any Third-Party claiming that said Third-Party is the owner or has rights to the Licensed Product licensed to LICENSEE.

         (e) LICENSEE, in its sole discretion, and with the consent of LICENSOR, undertake to institute and prosecute any claim, suit or proceeding at law or in equity arising out of or related to, or in any way affecting the Licensed Property in which case it shall be subject to the direction and control of the LICENSEE, at its sole cost and expense, and any and all sums that may be received, obtained, collected or recovered in any such claim, suit or proceeding, whether by decree, judgment, settlement or otherwise, shall be the sole and exclusive property of the LICENSEE. If requested by LICENSEE, LICENSOR shall join the LICENSEE as, a party complainant in any such claim, suit or proceeding

                                   ARTICLE 10

                                 INDEMNIFICATION

         10.1 Survival of Representations and Warranties and Covenants. Except as otherwise expressly provided herein, all representations and warranties made by any party in this Agreement shall survive from and after the date hereof and shall continue in effect for a period of two (2) years from the date hereof, and all covenants made by any party in this Agreement shall survive indefinitely unless otherwise terminated by the parties. Any right of indemnification pursuant to this Article 13 in respect of a claimed breach of any representation, warranty or covenant shall expire at the date of expiration of the representation, warranty or covenant claimed to be breached (the "Expiration Date"), unless on or prior to the Expiration Date a Claim has been made against the party from whom indemnification is sought. If a Claim is timely made, it may continue to be asserted beyond the Expiration Date of the representation, warranty or covenant to which such Claim relates.

         10.2     Indemnification.

                  (a) The LICENSOR hereby agrees to indemnify and hold harmless LICENSEE from and against all Damages asserted against, imposed upon or incurred by LICENSEE, directly or indirectly, by reason of or resulting from, any breach or inaccuracy of any representation, warranty or covenant of the LICENSOR set forth in this Agreement.

                  (b) The LICENSEE hereby agrees to indemnify and hold harmless LICENSOR from and against all Damages asserted against, imposed upon or incurred by LICENSOR, directly or indirectly, by reason of or resulting from any breach or inaccuracy of any representation, warranty or covenant of the LICENSEE set forth in this Agreement.

         10.3 Limitation of Indemnification. LICENSOR herein shall be obligated to indemnify LICENSEE for only such Third-Party Claims that are established by a court judgment or order against LICENSEE involving and limited to the
Proprietary Patent(s) or any Enhancements thereto. The obligations and liabilities of LICENSOR to indemnify LICENSEE shall be subject to the following terms and conditions:

                  (a) LICENSOR shall indemnify and save LICENSEE harmless from all liability for actual infringement of any Third-Party Patent(s) claimed by said Third-Party to be the Patent(s) used and developed by LICENSOR. And, LICENSOR shall indemnify and save LICENSEE harmless from and against all costs, counsel fees, expenses and liabilities incurred in or about any claim of or action for such infringement; provided however, that LICENSEE shall promptly notify LICENSOR, in writing of said Third-Party Claim and transmit to LICENSOR all papers served on LICENSEE in any suit involving such claim of infringement, and provided further, that LICENSEE permits LICENSOR to have entire charge and control of the defense of any such suit.

                  (b) LICENSEE shall provide LICENSOR with all records and documents within the LICENSEE'S possession, custody, or control relating to any Third-Party Claim. Nothing in this provision shall be deemed to constitute a waiver of any attorney-client, work-product or joint defense privilege.

                  (c) LICENSOR'S indemnity obligation set forth in this Section shall survive the termination or expiration of this Agreement with respect to the Third-Party's Claim of rights to the Proprietary Patent(s) of LICENSOR which occurs during the Term.

                                   ARTICLE 11

                                   TERMINATION

         11.1 Termination of this Agreement

         If either party breaches a material provision of this Agreement and fails to cure such violation within thirty (30) days after written notice of said breach has been mailed by the other party, this Agreement shall terminate. Upon termination, the terms and conditions herein will continue to apply to LICENSOR Products owned by LICENSEE. If any outstanding debts are owing to either party by the other, these amounts shall become due and payable immediately.

         A. LICENSEE'S Default. If any of the following events occur, LICENSEE shall be in default and LICENSOR shall have the right to immediately terminate this Agreement upon written notice to LICENSEE.

         If LICENSEE ceases to function as a going concern, or becomes insolvent, makes an assignment for the benefit of creditors, files a petition in bankruptcy, permits a petition in bankruptcy to be filed against it, or admits in writing its inability to pay its debts as they mature or if a receiver is appointed for a substantial part of its assets;

         LICENSEE ceases to carry on the business of a LICENSEE of LICENSOR'S Products;

         B. LICENSOR'S Default. If any of the following events occur, LICENSOR shall be in default and LICENSEE, at its option, shall have the right to terminate this Agreement upon thirty (30) days written notice to LICENSOR.

         LICENSOR ceases to function as a going concern, or becomes insolvent, makes an assignment for the benefit of creditors, files a petition in bankruptcy, permits a petition in bankruptcy to be filed against it, or admits in writing its inability to pay its debts as they mature or if a receiver is appointed for a substantial part of its assets;


         C. Obligations on Termination. Upon termination of this Agreement for any reason whatsoever, LICENSEE and LICENSOR shall perform each and all of the following obligations, all of which shall survive such termination:

         (ii) LICENSEE shall discontinue the use of any LICENSOR trade or service Marks.
         (ii) LICENSEE will promptly refer to LICENSOR the details of any verbal or written inquiries LICENSEE may receive regarding any of LICENSOR'S Products, and, in the case of written inquiries, will provide copies thereof to LICENSOR; (iii) LICENSEE shall do all other things as LICENSOR may reasonably request for the purpose of terminating LICENSEE'S business and contractual arrangements with LICENSOR and effecting an orderly transition of sales and/or service from LICENSEE to LICENSOR.

                                   ARTICLE 12

                                 CONSIDETRATION

         12.1     Consideration for exclusive License.

                  Upon the execution of this Agreement LICENSEE herein shall issue to LICENSOR and/or nominees Two Million Two Hundred Sixty Thousand Six Hundred (2,260,600) Shares of LICENSEE'S (QT 5, Inc.) common stock (144 restricted) in addition to One Million One Hundred Sixty (1,000,160) shares have been previously issued to Victor Parker that he is holding in escrow and that shall be released to him upon the execution of this Agreement.

Therefore, the total stock consideration is Three Million Two Hundred Sixty Thousand Seven Hundred Sixty Shares. Said shares of stock represent the consideration paid by LICENSEE to LICENSOR for the exclusive rights granted under this Agreement

      Removal of Legend LICENSEE shall remove any legend on the Shares within 10 days of the certificate qualifying for the removal of such legends due to registration compliance with Rule 144 or otherwise.

                                   ARTICLE 13

                            MISCELLANEOUS PROVISIONS

         13.1     Notices

                  (a) All notices, request, demands and other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) on the date of delivery when delivered by hand; (ii) on the date of transmission when sent by facsimile transmission during normal business hours with telephone confirmation of receipt; (iii) on the next business day after transmission when sent by facsimile transmission after normal business hours; (iv) two (2) days after dispatch when sent by a reputable courier service that maintains records of receipt or (v) five (5) days after dispatch when sent by registered mail, postage prepaid, return=receipt requested; provided that, in any such case, such communication is addressed provided in the immediately following paragraph (b).

                  (b) All notices, request, demands and other communications, which are required or may be given pursuant to the terms of this Agreement shall be addressed as follows:

(i) If to LICENSOR.

                                    2929 Vail Avenue
                                    City of Commerce
                                    California 90040.
                                    Telephone: (323) 721 8552
                                    Facsimile: (323) 721 8554

(ii) If to LICENSEE.

                                    QT 5, INC.
                                    Lindero Canyon Road
                                    Suite 120
                                    Westlake Village, CA 91362
                                    Telephone: 818 338 1510
                                    Facsimile: 818 338 1551

Or to such other address as any party shall have designated by notice in the foregoing manner to the other parties.

         13.2 Compliance with Laws. In connection with the License granted herein and the consummation of the transactions contemplated hereby and the performance by a party of its obligations hereunder, each of the LICENSOR and the LICENSEE shall comply with all applicable laws, requirements, rules, regulations and standards of Governmental Authorities of any pertinent jurisdiction so that neither of the parties shall be subject to any fines or penalties; or violate any laws or regulations affecting the lease, license and sale of the Products contemplated herein.

         13.3 Authority to Contract and Perform. Both LICENSOR and LICENSEE represents that they each respectively have full right and authority to enter into this Agreement and to perform its obligations and that it has not made and will not make any contract or commitment contrary to the terms of this Agreement.

         134 Ethics and Compliance with Law. Both LICENSOR and LICENSEE covenant each with the other, that they will maintain the highest ethical business standards and avoid and refrain from being involved in any activities which may in any manner disparage the LICENSOR'S or LICENSEE'S Products. Furthermore in the conduct of its business, both LICENSOR and LICENSEE will comply with all applicable Federal, State and local laws, rules and regulations.

         13.5 Choice of Law. The validity, construction and performance of the Agreement shall be interpreted, construed and enforces according to the laws of the State of California.

         13.6 Arbitration. Except for any controversy or claim arising after either party has become insolvent, bankrupt, enters into a composition with creditors, or has a receiver appointed for any of its properties, any controversy or claim arising out of or relating to this Agreement will be settled by arbitration or mediation in Los Angeles County, California in accordance with the rules, then in effect, of the Judicial Arbitration and Mediation Service, its successor or a similar alternative dispute resolution entity. Judgment upon award rendered may be entered in any court of competent jurisdiction. Whichever party prevails will be entitled to recover all of its expenses, cost, and reasonable attorney fees as they relate to the arbitration proceedings, to any litigation or proceeding arising out of or relating to this Agreement to compel arbitration, or to enforce an award. The Parties shall have the rights of discovery as provided in the California Code of Civil Procedure the same as if said action was filed in a judicial proceeding.

         13.7 Entire Agreement. This Agreement (together with the Schedules and the Exhibits expressly identified in this Agreement) constitutes the entire agreement of the parties with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, in respect of such subject matter.

         13.8 Binding Effect. This Agreement binds and insures the benefit of the parties hereto, their respective heirs, representatives, successors or assigns.

         13.9 Paragraph Headings. The paragraph headings in this Agreement are for convenience only, and they have no substantive or interpretive effect.

         13.10 Waiver. Neither modification of this Agreement nor any waiver of any term or condition hereof shall be effective unless it is in writing and signed by the parties hereto. If either party fails to meet the requirements of any term of this Agreement or waives any breach hereunder, that failure or waiver will neither prevent a subsequent enforcement of such term nor be deemed a waiver of any subsequent breach.

         13.11 Partial Invalidity. In the event of the determination that any terms, covenant or condition of this Agreement is of no force or effect, the remaining terms, conditions or covenants contained herein shall not be affected thereby, and the obligations of the parties hereto with respect to the performance of the remaining terms, covenants and conditions shall continue in full force and effect.

         13.12 Assignment. Either Party may assign this Agreement.
               ----------

         13.13 Indemnity. LICENSOR and LICENSEE agree to each hold the other free and harmless from any and all claims, damages and expenses of any kind or nature whatsoever: (1) arising from acts of the other; or (2) as a direct or indirect consequence of termination of this Agreement in accordance with its terms. LICENSOR agrees to hold LICENSEE free and harmless from any and all claims, damages, and expenses of any kind or nature including attorneys fees and costs arising out of any claim of patent or other infringements by a third party as it relates to the use by LICENSEE of product(s) supplied to LICENSEE by LICENSOR. Further, LICENSEE is relying on the representations of LICENSOR that it has the approval from the FDA for over-the-counter sales to the general public. In that regard, LICENSOR agrees to hold LICENSEE free and harmless from any and all claims, damages, and expenses of any kind or nature including attorney fees and cost arising out of any claim from the FDA or any other governmental agency regarding the sale of the product to the public. This indemnification shall be void and of no force or effect if LICENSEE fails to obey or comply with any reasonable instruction or limitation imposed by LICENSOR or the FDA. This section shall inure to the benefit of anyone who buys product(s) from LICENSEE that was supplied by LICENSOR.

         13.14 Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13.15 Relationship of the Parties. LICENSEE is an independent contractor and private labeler. Nothing in this Agreement will be deemed or construed to create an agency, partnership, joint venture or employment relationship between LICENSOR and LICENSEE. LICENSEE will, under no circumstances, represent itself directly or by implication, as LICENSOR'S agent or employee, nor will LICENSEE purport or attempt to bind LICENSOR to any liability or obligation whatsoever. Nothing contained herein will impose any liability on LICENSOR in connection with the operation of LICENSEE'S business, or for any expenditure, obligation or liability incurred by LICENSEE in performing or preparing to perform, any of its obligations under this Agreement. The credit risk with respect to sales by LICENSEE to its customers will be borne by LICENSEE, and the collectibles of any amount due LICENSEE will in no respect eliminate, reduce or otherwise affect an obligation of LICENSEE to LICENSOR.

         13.16 Amendment. This Agreement may only be modified, supplemented or amended by a written instrument executed by the parties to it.

         13.17 Conditions Precedent. Each and every provision of this Agreement shall be contingent and become effective only upon the execution and delivery of the Intellectual Property hereinabove described.

         13.18 Schedules. Exhibits and Other Agreements.
               ----------------------------------------

                  (a) The Schedules, Exhibits and other agreements specifically referred to in, and delivered pursuant to, this Agreement are an integral part of it. Any disclosure that is made in any of the Schedules delivered pursuant to this Agreement shall be deemed responsive to any other applicable disclosure obligation hereunder.

                  (b) The following are the Exhibits and Schedules annexed hereto and incorporated by reference and deemed to be part hereof:

                        (i) Exhibits:

                            Exhibit A - List of Patents of Licensor
                            Exhibit B - Patent Pending List
                            Exhibit C - FDA 510K Numbers
                            Exhibit D - Approved Platform Products
                            Exhibit E -  Sales Projections

         13.19 [Intentionally Omitted]

                                 SIGNATURE PAGE

         IN WITNESS WHEREOF, LICENSOR and LICENSEE have executed this Agreement the day and year written below .

LICENSOR                                     LICENSEE
VMM, LLC                                     QT 5. INC.
5655 Lindero Canyon Rd. # 120
___________________                          Westlake Village, California, 91362

Dated: _____________, 2003                   Dated: ___________________, 2003


BY: _______________________________          BY:________________________________
           Managing Member                      Timothy J. Owens
                                                Its: CEO

VICTOR PARKER

Dated:  ______________________, 2003


BY: ______________________
    Victor Parker

                                    EXHIBIT A


                              Information Redacted

                                    EXHIBIT B



                              Information Redacted

                                    EXHIBIT C




                              Information Redacted

                                    EXHIBIT D




                              Information Redacted

                                    EXHIBIT E





                              Information Redacted